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                                 EXHIBIT 12(b)






               PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                      RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                           (Thousands except Ratio)
                                  (Unaudited)




Operating Income                                      $111,769
Adjustments:
  Federal and state income taxes                        37,491
  Provision for deferred Federal
    and state income taxes                               2,703
  Deferred investment tax credits                       <2,789>
  Other income and deductions                            2,274
  Allowance for borrowed and
   equity funds used during
   construction                                          3,734
  Interest portion of financing
   leases                                                 __
                                                      --------
        Earnings                                      $155,182
                                                      ========


Fixed Charges:
  Interest on long-term debt                          $ 29,594
  Amortization of debt issuance cost                      __
  Interest on short-term debt and other                  6,355
  Interest portion of financing
   leases                                                 __
                                                      --------
        Fixed Charges                                 $ 35,949
                                                      ========


Ratio of Earnings to Fixed Charges                        4.32
                                                      ========